EXECUTION COPY


              AMENDED AND RESTATED CORPORATE OPPORTUNITY AGREEMENT


         AMENDED AND RESTATED CORPORATE OPPORTUNITY AGREEMENT, made as of December 18, 1997 (the "Agreement"), by and among KLEINKNECHT ELECTRIC COMPANY, INC. ("KEC-NJ") (formerly known as GK Telecommunications Inc.), a New Jersey corporation located at 202 Rutgers Street, Maplewood, New Jersey 07040, KLEINKNECHT ELECTRIC COMPANY, INC. ("KEC-NY") (formerly George Kleinknecht, Inc.), a New York corporation located at 940 Eighth Avenue, New York, New York 10019 (singularly and collectively, "KEC") and IPC INFORMATION SYSTEMS INC. ("IPC"), located at 88 Pine Street, New York, New York 10005.

         WHEREAS, IPC is engaged in the business of, among other things, engineering, manufacturing, developing, marketing, installing and servicing specialized telecommunication systems, which includes the design, implementation and servicing of local and wide area networks; and

         WHEREAS, KEC-NJ and KEC-NY are each in the business of electrical contracting which, among other things, includes Cabling Work. For purposes of this Agreement, Cabling Work means installation of low voltage wire, cable and related devices intended to serve as local or wide area network for voice, data and/or video communication, which installation does not require such work to be performed by a licensed electrician but specifically excludes installations intended to transmit signaling in connection with mechanical controls (e.g., HVAC), fire safety and security systems; and




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         WHEREAS, IPC is also involved in Cabling Work, KEC is desirous of continuing to receive referrals from IPC for electrical work and IPC is desirous of KEC not competing for certain Cabling Work;

         NOW, THEREFORE, the parties agree as follows:

         1. KEC will be permitted to bid for or accept any job requiring KEC to do Cabling Work if KEC has notified IPC in writing that KEC intends to bid for such job and, within five (5) business days of IPC's receipt of such notice, KEC either (a) fails to receive notice from IPC of IPC's intention to bid for or accept such job or (b) receives notice from IPC of IPC's intention not to bid for or accept such job, provided that nothing herein shall prohibit KEC from doing Cabling Work pursuant to a subcontract from IPC.

         2. As long as IPC believes that KEC is a qualified electrical contractor, IPC, in its sole discretion, may continue to refer to KEC opportunities which IPC may from time to time identify for electrical contracting work related to Cabling Work bid on by IPC.

         3. The term of this Agreement (the "Term") shall be for a period of three (3) years from the date hereof, except that the Agreement may be terminated as follows:

                  (a) IPC may terminate this Agreement at any time, with or without cause, upon ninety (90) days' prior written notice to KEC.

                  (b)      Either party may terminate this Agreement upon five
                           (5) days' notice, upon the happening of any of the following conditions:


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                           (i)      In the event of a material default by the
                                    other party in the performance of its
                                    obligations hereunder, which default is not cured within five (5) days after the receipt of written notice thereof; or

                           (ii) In the event the other party files a voluntary petition under the Bankruptcy Code, or for other debtor or insolvency relief.

                  (c) If each of the Amended and Restated Labor Pool Agreement, dated the date hereof, by and between IPC and KEC-NY and the Amended and Restated Labor Pool Agreement, dated the date hereof, by and between IPC and KEC- NJ (collectively, the "LPAs") are terminated, then this Agreement shall terminate and be of no further force and effect unless IPC elects, in its sole discretion, to make payments in an aggregate of $500,000 per year (in equal monthly payments) to KEC. Upon the termination of the LPAs, IPC shall give prompt notice to KEC of its election under this Section 3(c).

         4. Any notice required under this Agreement shall be in writing and shall be served by Certified Mail, return receipt requested, directed to the parties, at the addresses indicated first above. Notices otherwise validly given shall be effective two (2) days after the mailing, notwithstanding the date of actual receipt, or the failure or refusal of a party to sign the return receipt. The address of either party may be changed by such party giving notice to the other.

         5. The rights and obligations of this Agreement are not assignable. In the event of any merger or consolidation of either party, or upon the appointment of a receiver for the


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                  property of either of the parties hereto, this Agreement
                  shall, at the option of the other party, immediately terminate.

         6. The failure to insist upon strict compliance with any of the terms, covenants or conditions hereof shall not be deemed a waiver of such term, covenant or condition. A waiver of any provision must be made in writing and signed by the party against whom its enforcement is sought. A waiver at any one or more times shall not be deemed a waiver at any other time or times.

         7. A determination that any provision of this Agreement is invalid shall not affect the validity or enforceability of any other provision.

         8. This Agreement contains the entire understanding of the parties relating to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof. No modification of this Agreement shall be valid unless made in writing and signed by the parties.

         9. This Agreement shall be governed by and construed pursuant to the laws of the State of New York as an agreement made and performed in the State of New York, without regard to any principle of conflicts of law that would cause the applications of the laws of any jurisdiction other than the State of New York.

         10. It is a condition precedent to the effectiveness of this Agreement that the "Merger" under and as defined in the Agreement and Plan of Merger, dated the date hereof, by and between Arizona Acquisition Corp. and IPC, shall have been consummated.


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed by their duly authorized officers the day and year first above written.


                                        KLEINKNECHT ELECTRIC COMPANY, INC.,
                                        a New Jersey corporation


                                        By: /s/ Richard P. Kleinknecht
                                           ------------------------------
                                           Name: Richard P. Kleinknecht
                                           Title: President




                                        KLEINKNECHT ELECTRIC COMPANY, INC.,
                                        a New York corporation


                                        By: /s/ Peter J. Kleinknecht
                                           ------------------------------
                                           Name: Peter J. Kleinknecht
                                           Title: President



                                        IPC INFORMATION SYSTEMS INC.



                                        By: /s/ S.T. Clontz
                                           ------------------------------
                                           Name: S.T. Clontz
                                           Title: President & C.E.O.



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